UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CARROLLTON BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 25, 2011

Dear Stockholder:

We wish to correct some information included in the enclosed proxy statement with respect to our employment agreement with our Chief Executive Officer, Robert A. Altieri.  The enclosed proxy statement indicates on page 16 that Mr. Altieri and Carrollton Bank extended the term of Mr. Altieri’s employment agreement for a term of one year on August 1, 2010.  This is incorrect.  The agreement, which had an initial term expiring on August 1, 2010, had been extended once through September 15, 2010 and a second time through March 15, 2011.  The agreement was not renewed or extended, and therefore expired by its terms, as amended, on March 15, 2011.  Mr. Altieri continues to serve as our Chief Executive Officer on an at-will basis at a rate of compensation and benefits comparable to those provided under his previous employment agreement.

Very truly yours,

CARROLLTON BANCORP, INC.

Albert R. Counselman
 Chairman of the Board